UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2017

INDOOR HARVEST CORP.
(Exact name of registrant as specified in its charter)

Texas	333-194326	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

713-410-7903

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Share Exchange Agreement

On April 20, 2017, Indoor Harvest Corp. (“Indoor Harvest”) entered into a Share Exchange Agreement (the “Agreement”) with Alamo CBD, LLC (“Alamo CBD”) and the members of Alamo CBD (the “Members”), collectively the Parties, in order to acquire 100% of the membership interests in Alamo CBD.

Pursuant to the Agreement, the Parties have agreed to the following general terms:

•	At the Closing (i) the Members will sell, convey, transfer and assign to Indoor Harvest, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and Indoor Harvest will purchase and accept from Members, all of the issued and outstanding membership interests of Alamo CBD, and (ii) in exchange for the transfer of such securities by the Members, Indoor Harvest will sell, convey, transfer and assign to the Members, and Members will purchase and accept from Indoor Harvest, Twenty Five Million Two Hundred Eighty Thousand and Twenty Seven (25,280,027) shares of newly-issued shares of common stock of Indoor Harvest, par value $0.001, in the aggregate. Upon completion of the Exchange, all of the Alamo CBD Interests shall be held by Indoor Harvest.

•	At the Closing, Indoor Harvest shall have delivered to Alamo CBD letters of resignations from (i) John Choo, Chad Sykes, John Zimmerman, and Pawel Hardej from their positions as officers and directors of the Company. Each of such persons shall be resigning from their positions as officers as of the Closing Date, and shall be replaced by the person(s) identified by Alamo CBD as officers, effective as of the Closing Date, and each of such persons shall be resigning from their positions as directors and will be replaced by the person(s) identified by Alamo CBD as Directors effective upon the tenth (10th) day following the mailing of the 14f-1 Notice by Indoor Harvest to its stockholders.

•	Following the Closing Date, the exiting officers and directors of Indoor Harvest Corp will be forming a new company, to be named “The Harvest Group”, which company intends to do business as “Indoor Harvest”. Pursuant to the terms of a letter of intent between the parties, an amendment dated March 16, 2017, a total of $132,302 in funds was set aside for operations that were not related to the proposed cannabis business activities, not related to commitments under the parties Joint Venture agreement with Vyripharm Enterprises LLC, and not related to ongoing public company costs as of January 3, 2017, with the exception of costs associated with Indoor Harvest's 2016 financial audit.

•	Following the Closing Date, Indoor Harvest Corp and The Harvest Group will enter into an exclusive license agreement (the “THG License Agreement”) pursuant to which Indoor Harvest Corp shall grant The Harvest Group the right to manufacture, market and sell the High Pressure Aeroponics technology portfolio created by Indoor Harvest in industries not involving the Cannabis plant, and the perpetual right to use the "Indoor Harvest" trademark globally on a royalty free basis. As consideration for the THG License Agreement, The Harvest Group will grant Indoor Harvest Corp 25% of the equity in The Harvest Group. The THG License Agreement will include mutual exit options which will permit termination of the THG License Agreement.

•	Following the Closing Date, Indoor Harvest Corp will undertake a name change to Cyribelam Pharmaceuticals, Inc., or such other new name as may be determined by Alamo CBD. Except as may otherwise be provided, Indoor Harvest shall continue to own all intellectual property, as well as all other assets owned by Indoor Harvest prior to Closing, including the Houston, Texas warehouse lease (the “Houston Facility”). The Houston Facility will serve as a staging/warehousing and assembly area for equipment and construction of the planned indoor Cannabis production facility to be constructed in Wilson County, Texas (the “Wilson County Cannabis Facility”).

•	In consideration of Indoor Harvest’s assumption of the warehouse lease for the Houston Facility, The Harvest Group will provide engineering and construction services to Alamo CBD and/or Indoor Harvest Corp for the Controlled Environment Agriculture facility at cost plus 2.5% for the construction of the Wilson County Cannabis Facility or alternate facility location using its core deployment partners; DAC Studios, Axxis Building Systems and Harvest Air, along with The Harvest Group designated component suppliers. After construction of the Wilson County Cannabis Facility is completed and the facility has been fully commissioned and turned over, Indoor Harvest Corp will have the option to sub-lease the Houston facility to The Harvest Group, or to terminate the lease.

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Alamo currently owns ten (10) acres of land, to include water rights, in La Vernia, Texas, located within Wilson County Texas, on which it intends to construct a 53,805 square foot cannabinol pharmaceutical production facility, and it intends to seek a license to operate as a producer and dispenser of CBD oil under the Texas Compassionate Use Act. In addition to filing an application under the Texas Compassionate Use Act, Alamo intends to also file an application with the DEA seeking to become an authorized producer of cannabis and cannabis extracts for pharmaceutical research and clinical trials within the United States.

Alamo CBD’s goal is to become an authorized producer of high quality, low-THC cannabis oil (CBD oil) products to the patients of South Texas under the Compassionate Use Program. The Company would initially be seeking to produce and dispense CBD oil to treat patients suffering from intractable epilepsy in Texas. The Company is based in the San Antonio metropolitan area and was founded by a highly qualified team consisting of a pharmacist, a neuropsychologist, a microbiologist, a horticulturalist, and a dietitian.

The consummation of the transactions contemplated by the Agreement is subject to various customary closing conditions, including but not limited to, (i) the filing with the Securities and Exchange Commission (the “SEC”) and furnishing to the Company’s stockholders of a proxy statement, and (ii) the approval by the Company’s stockholders.

The Agreement includes customary representations, warranties and covenants of the Company, Alamo CBD and the Members made solely for the benefit of the parties to the Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Alamo CBD and the Members and may be subject to important qualifications and limitations agreed to by the Company, Alamo CBD and the Members in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among the Company, Alamo CBD and the Members rather than establishing matters as facts. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants in the Agreement or any description thereof as characterizations of the actual state of facts of the Company, Alamo CBD and the Members or any of their respective subsidiaries or affiliates.

The Company has also agreed to customary covenants governing the conduct of its business, including an obligation to conduct its business in the ordinary and usual course consistent with past practice through the closing of the transactions contemplated by the Agreement.

Completion of the transactions contemplated by the Agreement is anticipated to occur in the second quarter of 2017, although there can be no assurance the Merger will occur within the expected timeframe or at all.

The board of directors of the Company has unanimously approved the Agreement. This summary of the principal terms of the Agreement and the copy of the Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Agreement and the transactions contemplated by the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as an exhibit to this Form 8-K and is incorporated into this report by reference.

Item 8.01 Other Events.

On April 24, 2017 the Company issued a press release entitled “Indoor Harvest Corp Signs Definitive Agreement to Acquire Alamo CBD” The release is filed as an exhibit to this Form 8-K.

Exhibits

10.1	Share Exchange Agreement

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: April 26, 2017	By:	/s/ Chad Sykes
Chad Sykes
Chief Innovation Officer and Director

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